Exhibit 10.1

EQUITY SETTLEMENT AGREEMENT

This Equity Settlement Agreement (“Agreement”) is made and entered into on June 5, 2018, between InfuSystem Holdings, Inc. (“Company”) and Janet Skonieczny (“Option Holder”), collectively, “the Parties.”

WHEREAS, Option Holder and Company are parties to one or more equity incentive agreements (the “Equity Agreement(s)”); and

WHEREAS, Option Holder and Company now desire to terminate the Equity Agreement(s) under the terms provided herein;

NOW THEREFORE, in consideration of the mutual promises, agreements, and releases contained in this Agreement, the Parties agree as follows:

1.	Vesting Option Holder’s last day of vesting with respect to the Equity Agreement(s) Company was April 27, 2018 (“Termination Date”).

2.	Cancellation and Payment

a.

Option Holder hereby surrenders, cancels, and foregoes all rights under the Equity Agreement(s) in consideration of the Company’s payment to Option Holder hereunder for vested stock options to purchase 42,361 shares of the Company’s common stock for a total compensation of $24,145.83 (the “Settlement Payment”). All other non-vested awards are cancelled.

b.	Company agrees to pay Option Holder, less applicable tax withholding, in consideration of Option Holder’s surrender all rights under the Equity Agreement(s), Settlement Payment.

c.	Option Holder agrees that all rights and interests of Option Holder under the Equity Agreement(s) shall be immediately and forever cancelled effective as of the date hereof (the "Cancellation Date").

d.	Company will pay the Settlement Payment to the Option Holder within three (3) business days after the Cancellation Date.

3.	Representations and Warranties

a.

Each of the Company and the Option Holder represents and warrants to the other that the equity awards referenced in 2.a above are all equity agreements in effect relating to Option Holder’s term of service with the Company.

b.	Option Holder expressly acknowledges that the Settlement Payment is fair consideration for the surrender and cancellation of all of Option Holder’s rights under the Equity Agreement(s).

4.	Release of Claims

Option Holder, for himself, his heirs, representatives, successors and assigns, anyone claiming by or through or under him, hereby completely releases, remises, acquits and forever discharges the Company and its shareholders, directors, agents, attorneys, officers, representatives, successors and assigns, as well as any entity affiliated with the Company now or in the future and their respective shareholders, directors, agents, attorney, officers, representatives, successors, and assigns (collectively the "Company Released Parties), from any rights, claims, counterclaims, demands, causes of action, suits, proceedings, costs, damages, expenses and liabilities of every kind, character and description, whether direct, indirect, consequential, punitive or otherwise, whether now known or unknown, existing or arising in the future, which Option Holder may now have, may have had at any time prior to the execution of this Agreement, or may acquire in the future, against the Company or the Company Released Parties, which result from, arise out of, or are in any way related to the Equity Agreement(s) or this Agreement. Option Holder hereby agrees not to assert any demand or claim or commence, institute or cause to be commenced or instituted any action, suit or other proceeding of any kind, and will not cooperate or assist in any such demand, claim, action, suit or other proceeding, against any of the Company Released Parties, based in whole or in part upon any matter purported to be released hereby.

5.	Miscellaneous

a.	Voluntary Nature of Agreement

Option Holder acknowledges that he has read this Agreement and understands its terms and signs the Agreement voluntarily of his own free will, without coercion or duress, and with full understanding of the binding effect of this Agreement.

b.	Binding Effect

This Agreement will be binding upon Option Holder and his heirs, administrators, representatives, executors, successors and assigns, and will inure to the benefit of Employer and its successors and assigns.

c.	Governing Law

The Parties agree this Agreement will be interpreted and enforced in accordance with the laws of the State of Michigan.

d.	Severability

The Parties agree that should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

e.	Complete Agreement

The Parties agree that this Agreement contains the entire agreement between Option Holder and Company and supersedes all prior agreements or understandings between them on the subject matters of this Agreement. No change or waiver of any part of the Agreement will be valid unless in writing and signed by both Option Holder and Company.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year indicated below.

Date: 6/6/18	/s/ Janet Skonieczny Janet Skonieczny

Date: 6/6/18	InfuSystem Holdings Inc. By: /s/ Richard A. DiIorio Name: Richard A.DiIorio Title: President & CEO

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